Exhibit 99.2
FOR IMMEDIATE RELEASE
Investor Relations Contact, Inverness Medical Innovations, Inc.:
Doug Guarino, Director of Corporate Relations
781-647-3900
Investor Relations Contact, Matria Healthcare, Inc.:
Jeff Hinton, Sr. Vice President and Chief Financial Officer
770-767-4500
Inverness Medical Innovations enters into a definitive agreement to acquire Matria Healthcare, Inc.
Inverness to Host Conference Call at 10 a.m. EST, January 28, 2008
WALTHAM, Mass., January 28, 2008. Inverness Medical Innovations (AMEX: IMA) and Matria Healthcare, Inc. (NASDAQ: MATR) today announced that they have entered into a definitive agreement pursuant to which Inverness will acquire all outstanding shares of common stock of Matria for $39.00 per share, payable $6.50 in cash plus $32.50 in convertible preferred stock of Inverness (convertible at $69.32, a premium of 30% over the prior five day closing average price of Inverness shares) or, at the election of Inverness, in cash. The convertible preferred stock, as more fully described in a summary filed on a Form 8-K this morning, will be issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration will be approximately $1.18 billion, consisting of approximately $900 million to acquire the Matria shares of common stock and assumption of approximately $280 million of Matria’s indebtedness outstanding. The proposed transaction will take the form of an indirect acquisition through a merger of a newly formed, wholly-owned subsidiary of Inverness with and into Matria.
Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations. Inverness intends to consolidate Matria with the recently acquired Alere and Paradigm businesses to form a combined organization that focuses on the large and rapidly growing health management market opportunity. This acquisition furthers Inverness’ approach of bringing its proprietary diagnostic products into the home.
Commenting on the proposed transaction, Ron Zwanziger, CEO of Inverness, said “We view the acquisition of Matria as an important part of our overall health management growth strategy. In addition to Matria’s substantial position in the disease management, productivity enhancement and informatics markets, Matria brings specialized expertise in women’s health which will complement our rapid diagnostics in that area. Additionally, Matria’s oncology services are the market leader in value-added services for oncology and fit with our Paradigm acquisition and with Paradigm’s complex case management capability in oncology and neonatal intensive care. Coupled with Alere’s market leadership position in cardiac disease, the addition of Matria provides Inverness with health and disease management market leading positions in women’s health, oncology and cardiology, three critical areas of strategic focus for Inverness.”
Parker H. “Pete” Petit, Chairman and CEO of Matria, stated “Teaming up with Inverness represents a significant opportunity for Matria and our patients, clients and partners. We have some very unique opportunities to dramatically improve the interventions with patients through the expanded products and services Matria can offer as a result of this combination. We believe that Matria’s leadership in disease management and wellness supported by technology and informatics assets will facilitate many of the Inverness diagnostics initiatives. This combination should significantly improve the health management of our patients.”
The merger is conditioned upon approval by Matria’s shareholders as well as the satisfaction of regulatory and other customary conditions and is expected to close during the second quarter of 2008.
Inverness is currently exploring the potential of forming a 50/50 joint venture for its health management business with unaffiliated financial investors that will allow Inverness to retain the right to repurchase the third party joint venture interest. There can be no assurance that such a joint venture will be agreed to or consummated.
Inverness was advised by UBS Investment Bank and Covington Associates, LLC and represented by Goodwin Procter LLP. Matria was represented by Troutman Sanders LLP. The Maren Group, LLC acted as the company’s financial advisor and SunTrust Robinson Humphrey provided certain advisory services, specifically including the evaluation of the fairness of the consideration to be received by Matria’s shareholders in the transaction from a financial point of view.
Inverness will host a conference call beginning at 10:00 a.m. (Eastern Time) today, January 28, 2008, to discuss the above. During the conference call, Inverness may answer questions concerning the definite agreement to acquire Matria and related matters. Inverness’ responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973 582 2700 (domestic and international), an access code is not required. A telephone replay of the call will be available by dialing 706 645 9291 (domestic and international) with an access code of #- 33006320. That replay will be available until 12:00 midnight (Eastern Time) on February 28, 2008.
About Inverness
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
For additional information on Inverness Medical Innovations, please visit www.invernessmedical.com.
About Matria
Matria Healthcare is a leading provider of integrated comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and navigation of the healthcare system, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States.
For additional information on Matria please visit www.matria.com.
Additional Information About the Proposed Transaction and Where to Find it:

This press release is not a proxy statement or a prospectus for the proposed transaction. Inverness will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Matria’s proxy statement and Inverness’s prospectus for the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE. The proxy statement/prospectus and other documents which are filed by Inverness with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Inverness to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Investor Relations, or by directing a request when such a filing is made by Matria Healthcare, Inc.,1850 Parkway Place, Marietta, GA 30067, Attention: Secretary.
Matria, its directors and certain of its executive officers, as well as Inverness, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Matria and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that Inverness and Matria will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Matria is available in Matria’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 30, 2007 and in its annual report on Form 10-K, as filed with the SEC on March 20, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
This communication shall not constitute an offer to sell nor the solicitation of an offer to buy any securities.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding potential synergies and benefits of the proposed business combination. These statements reflect the parties’ current views with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; Inverness’ability to consummate the acquisition, which is subject to approval by the shareholders of Matria and subject to regulatory review; the risk that the Internal Revenue Service may determine that the Transaction does not qualify as a reorganization for federal income tax purposes; Inverness’ ability to integrate this and other acquisitions, particularly its health management acquisitions, and to recognize expected benefits; Inverness ability to consummate a joint venture for its health management business; Inverness’ ability to compete successfully in the health management sector; Inverness’ ability to continue to successfully develop and manufacture diagnostic testing products and to commercialize products; the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, the risks and uncertainties described in Matria’s annual report on Form 10-K for the year ended December 31, 2006 and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. Inverness and Matria undertake no obligation to update any forward-looking statements contained herein.
Press Release Source: Inverness Medical Innovations and Matria Healthcare, Inc.